Exhibit 10.47

COLUMBUS McKINNON CORPORATION
MONTHLY RETIREMENT BENEFIT PLAN

Amendment No. 9 of the 1998 Plan Restatement

Columbus McKinnon Corporation (the "Company") hereby amends the Columbus McKinnon Corporation Monthly Retirement Benefit Plan (the "Plan"), as amended and restated in its entirety effective April 1, 1998, and as further amended by Amendment Nos. 1through 9, as permitted under Section 10.1 of the Plan, in order to comply with Section 1004 of the Pension Protection Act  of 2006, as follows:

1.             Section 5.2, entitled “Form of Benefit”, is amended effective April 1, 2008 by revising Section 5.2(c)(2) to read as follows:

“(2)        (A)  Option 2A -- 75% Joint and Survivor.   A benefit similar to the 50% Joint and Survivor benefit described as Option 1, except that the survivor annuity is equal to 75% of the annuity payable to the Participant.

(B)  Option 2B-- 66-2/3% Joint and Survivor.   A benefit similar to the 50% Joint and Survivor benefit described as Option 1, except that the survivor annuity is equal to 66-2/3% of the annuity payable to the Participant.”

2.             Appendix A, Table 1, entitled “Table of Actuarial Equivalent Factors to Be Used in Converting the Normal Life Annuity Form of Payment to a Joint and Survivor Form”, is amended effective April 1, 2008 by adding a new column under “Actuarial Equivalent Factors” containing the actuarial equivalent factors for a 75% Joint and Survivor Annuity which shall be based on the same mortality table and interest rate assumption as the actuarial equivalent factors for a 50% Joint and Survivor Annuity.

3.             Section 5.2, entitled “Form of Benefit”, is amended effective November 1, 2008 by revising Section 5.2(c)(2) to read as follows:

“(2)         Option 2 -- 75% Joint and Survivor.   A benefit similar to the 50% Joint and Survivor benefit described as Option 1, except that the survivor annuity is equal to 75% of the annuity payable to the Participant.”

4.             Section 5.8.3 of Schedule 5 (Plan for Salaried Employees of Yale Hoists), entitled “Optional Form of Payment”, is amended effective April 1, 2008 by revising Section 5.8.3(a) to read as follows:

Columbus McKinnon Corporation Monthly Retirement Benefit Plan
Page  of Amendment No. 9 of 1998 Plan Restatement

“(a)           Inactive Yale Participants.  Subject to the provisions of Article V of the MRB Plan, an Inactive Yale Participant may elect, in lieu of his normal form of payment provided under Section 5.8.2, any of the following optional form of payment available under Section 5.2(c) of the MRB Plan, where the benefit is first calculated as a Straight Life Annuity under this Schedule 5 and then converted into an optional form of payment [1] using the actuarial factors set forth in Appendix S5-A attached to this Schedule 5 in the case of a 50%, 75% or 100% Joint and Survivor annuity:

(1) a Straight Life Annuity,

(2) a 50% Joint and Survivor Annuity, or

(3) a 75% Joint and Survivor Annuity.

(4) a 100% Joint and Survivor Annuity.”

IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorize officer of the Corporation this 21st day of April, 2008, to be effective as of the dates recited herein.

COLUMBUS McKINNON CORPORATION

By	/s/ Richard A. Steinberg

Title:	Vice President – Human Resources